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                                                                     EXHIBIT 4.1


                                     FORM OF
                             SUBSCRIPTION AGREEMENT,
                                    AS AMENDED


The undersigned subscriber or subscribers (the "INVESTOR" and, after purchase of Shares and Warrants as herein defined, the Investor is referred to as a "STOCKHOLDER"), intending to be legally bound, hereby irrevocably subscribes (or subscribe) for and agrees to purchase the number of Investment Units (defined below) for the aggregate purchase price set forth in Section 22 of this Subscription Agreement. The Investor agrees to purchase the number of Investment Units (defined below) as provided herein, and to become a Stockholder of BEIJING MED-PHARM CORPORATION, a Delaware corporation (the "COMPANY"), on the terms and conditions described herein and in the Company's Confidential Private Placement Memorandum dated September 7, 2005, as amended and supplemented by the First Supplement to Confidential Memorandum dated September 30, 2005, and all exhibits, amendments and supplements thereto (including any further supplements and amendments thereto) (collectively, the "MEMORANDUM"). A copy of the Memorandum, as amended or supplemented through the date hereof, has been received, carefully read and understood by the Investor. All capitalized terms used but not defined herein have the same meanings as contained in the Memorandum.

1.   PURCHASE AND CLOSING.

     (a)  The Company has authorized the sale and issuance of up to:

                    (i) 6,666,667 shares (the "SHARES") of common stock of the Company, $.001 par value per share (the "COMMON STOCK"),

                    (ii) warrants (the "SERIES A WARRANTS") to purchase up to
                         833,200 shares of Common Stock at an exercise price of $1.875 per share (the "SERIES A WARRANT SHARES"), and

                    (iii) warrants (the "SERIES B WARRANTS") to purchase up to
                         833,200 shares of Common Stock at an exercise price of $2.25 per share (the "SERIES B WARRANT SHARES", and together with the Series A Warrant Shares collectively referred to as the "WARRANT SHARES"), to certain investors in a private placement as described in the Memorandum (the "OFFERING"). The Series A Warrants and the Series B Warrants are sometimes referred to herein as the "WARRANTS".

     (b) The Common Stock, the Series A Warrants and the Series B Warrants are being offered and sold only in investment units comprised of 33,333 Shares, 4,166 Series A Warrants and 4,166 Series B Warrants (an "INVESTMENT UNIT") at a purchase price of $50,000 per Investment Unit. The minimum subscription amount is One (1) Investment Unit for a minimum aggregate subscription price of $50,000.00. The minimum subscription amount may be waived in the discretion of the Company and the Placement Agent with respect to any particular Investor.

     (c) The Company may enter into the same form of Subscription Agreement with other investors (the "OTHER INVESTORS") and expects to complete sales of Shares and Warrants to such Other Investors. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "INVESTORS," and the Subscription Agreement executed by the Other Investors are hereinafter sometimes collectively referred to as the "AGREEMENTS.")

     (d) The Company may accept subscriptions from Investors in one or more closings at any time after the Company has received Agreements for the Minimum Offering and prior to October 7, 2005.

     (e) The Investor agrees that the Placement Agent and its Affiliates may purchase and resell any number of Shares and Warrants for their own account on such terms as the Placement Agent shall determine. As used herein, the term "AFFILIATE" means, as to any named person or entity:
          (i) any such person or entity, or with respect to any natural person, a member of his or her immediate family (i.e. spouse, siblings, children, and parents); (ii) the legal representative, successor or



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          assignee of, or any general partner, or their respective officers and directors for the benefit of, any such person or entity (or with respect to any natural person, member of his or her immediate family);
          (iii) any entity of which a majority of the voting equity ownership is owned by any one or more of the persons or entities referred to in the preceding clauses (i) and (ii); (iv) any officer, director, general partner, employee, stockholder holding ten percent (10%) or more or partner of any person or entity referred to in the preceding clauses
          (i), (ii) and (iii); and (v) any person or entity directly or indirectly controlling, or under direct or indirect common control with, any person or entity referred to in any of the preceding clauses.

     (f) The Company's obligation to issue and deliver the Shares and Warrant to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of a wire transfer of funds in the full amount of the purchase price for the Shares and Warrant being purchased hereunder, (ii) completion of the purchases and sales under the Agreements with the Other Investors, and (iii) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

     (g) The Investor shall deliver to the Company the consideration required to purchase the number of Investment Units subscribed for in this Subscription Agreement (the "PURCHASE PRICE") by delivery of immediately available funds in the amount of the aggregate purchase price set forth in Paragraph 22 of the Subscription Agreement, by wire transfer per the following: JPMorgan Chase Bank, ABA #021-000-021, Acct Name: Incoming Wire DDA, Acct #507198883, Ref:
          Beijing/Philadelphia Subscription Escrow #10222919.1, Attn: Rory Nowakowski.

     (h) The Investor also shall deliver to the Company the following subscription documents completed and signed:

          (i)  one (1) copy of this Subscription Agreement;

          (ii) if the Investor is relying on the advice of a Purchaser Representative, a Purchaser Representative Letter and Questionnaire (in the form to be furnished by the Company upon request by the Investor); and

          (iii) any other documentation reasonably requested by the Company or the Placement Agent.

2. RECEIPT AND REVIEW OF MEMORANDUM. The Investor acknowledges that he or she has been furnished and has carefully read and understands the Memorandum. The Investor further acknowledges that he or she is aware that:

     (a) there are substantial risks incident to investing in the Shares and Warrants including, but not limited to, those risks summarized under the caption "RISK FACTORS" in the Memorandum;

     (b) no federal or state agency has passed upon the Shares and Warrants or made any finding or determination concerning the merits or fairness of investing in the Shares and Warrants; and

     (c) the offering and sale of the Shares and Warrants is intended to be exempt from registration under (i) Sections 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Rule 506 of Regulation D of the Securities Act and (ii) the securities laws of certain states.

3. INDEPENDENT ADVICE. The Investor acknowledges that he or she has reviewed the risks and merits of an investment in the Shares and Warrants with tax, legal and investment counsel and with a Purchaser Representative to the extent deemed advisable by the Investor.

4. REPRESENTATIONS OF THE INVESTOR. The Investor acknowledges, represents and warrants to the Company as follows:

     (a) THE INVESTOR UNDERSTANDS THAT THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS SUBSCRIPTION AGREEMENT ARE MADE AS AN INDUCEMENT TO THE COMPANY TO ACCEPT THE INVESTOR AS A STOCKHOLDER AND TO SELL TO THE INVESTOR THE INVESTMENT UNITS, AND WILL BE RELIED UPON BY THE COMPANY, THE PLACEMENT AGENT AND
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          THEIR RESPECTIVE AFFILIATES AS THE BASIS FOR CLAIMING EXEMPTIONS FROM
          THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS FOR THE SALE OF INVESTMENT UNITS.

     (b) If the Investor is an individual, he or she: (i) is at least twenty-one (21) years of age, and (ii) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth as his other legal residence below his or her signature on the signature page hereof and has no present intention of becoming a resident of any other state or jurisdiction.

     (c) If the Investor is an entity, the Investor's principal place of business, which constitutes the jurisdiction in which the Investor made its investment decision to purchase the securities being subscribed for hereunder, below the Investor's signature line on the signature page hereof

     (d) The Investor is not in the class of persons to which sales of the Shares and Warrants would be prohibited under Rule 2110 of the NASD Conduct Rules and the corresponding interpretative material, IM-2110-1.

     (e) Any information that the Investor has furnished to the Company or the Placement Agent with respect to his or her financial position and business experience, and in any financial statements provided by the Investor to the Company or the Placement Agent, is correct and complete as of the date of this Subscription Agreement, and, further, the Investor will immediately furnish revised or corrected information to the Company or the Placement Agent should there be any material change in such information prior to the Investor's acquisition of Shares and Warrants.

     (f) The Investor understands that no federal or state agency has passed upon the accuracy of the Memorandum nor made any finding or determination as to the merits or fairness of this investment.

     (g) The Investor will acquire and hold the Shares and Warrants solely for his or her own account, as principal, for investment purposes only, with no present intention, agreement or arrangement to divide his or her participation with others or to resell, assign, transfer or otherwise dispose of all or any part of the Shares and Warrants subscribed for, and, further, that no other person or entity has any interest in the right to receive income in respect of the Investor's interest in the Company.

     (h) In making his or her decision to purchase the Shares and Warrants herein subscribed for, the Investor has relied solely upon the information contained in the Memorandum, documents requested from the Company and the Investor's own independent investigations, and has not relied upon any advertisement, article, notice, television/radio broadcast or other similar published communication or any seminar or meeting whose attendees are invited through any of the above-referenced published communications. Prior to the Investor's initial communication with the Company in regards to the purchase of Investment Units the Investor did not learn of the opportunity to acquire Investment Units as a result of any article published or notification broadcast by any news media.

     (i) The Investor has been furnished with, and has reviewed, a copy of the Memorandum and any documents requested from the Company and has evaluated and considered the risks of a purchase of Investment Units (as set forth in the Memorandum under "RISK FACTORS," and other sections) and is aware that there are substantial risks associated with an investment in the Investment Units.

     (j)  The Investor has been given the opportunity:

          (i) to ask questions of the Company or the Placement Agent concerning the terms and conditions of the Offering and other matters pertaining to this investment and all such questions have been answered to the satisfaction of the Investor; and

          (ii) to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum or other provided materials, except such information that the Investor has requested in writing and that the Company or the Placement Agent has indicated it either does not possess and cannot acquire without unreasonable effort or expense or which is proprietary and confidential.
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     (k)  The Investor has not been furnished with any offering literature except the Memorandum or any requested information, and the Investor has not received any oral representations, warranties or other information from the Company, the Placement Agent or any of the Placement Agent's Affiliates in connection with the Offering.

     (l) The Investor fully understands and agrees that any certificate evidencing the Investment Units will bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

     (m) The Investor has no knowledge of any pending or threatened litigation the possible outcome of which may adversely affect the Investor's responses and other representations contained in this Subscription Agreement or the Investor's ability to perform his or her obligations in connection with his or her purchase of the Investment Units.

     (n) If the Investor's Investment Units are held jointly either by a husband and wife or otherwise, or by more than one person as tenants in common, then each and every representation, warranty, covenant and agreement made in this Section 4 is made on behalf of each co-owner individually and is binding upon each such person and his heirs, executors, administrators, successors and assigns.

     (o) The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, Warrant or Warrant Shares or possession or distribution of offering materials in connection with the issue of the Shares, Warrant or Warrant Shares in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares, the Warrant or Warrant Shares or has in its possession or distributes any offering material, in all cases at its own expense.

     (p) The Investor hereby covenants with the Company that the Investor shall not make any sale of the Shares, Warrant or Warrant Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied (whether by delivery of the Prospectus or pursuant to and in compliance with an exemption from such requirement), and the Investor acknowledges that the certificates evidencing the Shares and Warrant Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

     (q) If requested by the Company, the Investor will provide for presentation in the Registration Statement, the names of the persons with investment and voting authority over the Shares or Warrant Shares acquired hereunder and register thereon and such other information as is required by the SEC or reasonably requested by the Company in connection with the Registration Statement.

     (r) The Investor further represents and warrants to, and covenants with, the Company that:

               (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

               (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency,
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                    reorganization, moratorium or similar laws affecting
                    creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

     (s) Neither the Investor nor any person acting on the Investor's behalf or at its direction has engaged in any purchase or sale of Shares (including without limitation any short sale, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), during the ten (10) trading days immediately preceding the date of this Agreement. Subscriber agrees with the Company that the Company will be irreparably harmed if the Investor engages in short sales and similar hedging transactions. Therefore, Investor agrees that it will not directly or indirectly make or participate in any sale of the Shares, including "short sales" as defined in Rule 200 under Regulation SHO, whether or not exempt, until the earlier of (i) the effective date of the Registration Statement (defined below) or (ii) the 120th day after the Closing Date. Subscriber will not use any of the restricted Shares or the Warrant acquired pursuant to this Agreement, or the Warrant Shares acquired pursuant to the Warrant, to cover any short position in the Shares if doing so would be in violation of applicable securities laws and otherwise will comply with federal securities laws in the holding and sale of the Shares.

     (t) The Investor understands that nothing in the Memorandum, the Company's filings with the SEC, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and the Warrants.

5.   REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     (a)  The Company shall:

               (i) subject to receipt in a timely manner of necessary information from the Investors (after prompt request from the Company to the Investors to provide such information), including the information required to be provided pursuant to Section 4(p) of this Agreement, prepare and file with the SEC, within 60 days after the Closing Date, a registration statement on Form S-1 (the "REGISTRATION STATEMENT") to enable the resale of the Shares and the Warrant Shares by the Investors from time to time in accordance with the plan of distribution to be described therein;

               (ii) subject to receipt of necessary information from the
                    Investors (after prompt request from the Company to the Investors to provide such information), use its reasonable commercial efforts to cause the Registration Statement to become effective within one hundred eighty (180) days following the Closing Date;

               (iii) use its reasonable commercial efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period (the "REGISTRATION PERIOD") not exceeding, with respect to each Investor's Shares purchased hereunder and the Warrant Shares purchased under the Warrants, the earlier of: (i) the date on which all Shares and Warrant Shares then held by the Investor may be immediately sold to the public under Rule 144(k) of the Securities Act; or (ii) such time as all Shares purchased by such Investor in this Offering and Warrant Shares issuable pursuant to the Warrants have been sold pursuant to a registration statement;

               (iv) furnish to the Investor with respect to the Shares and the
                    Warrant Shares registered under the Registration Statement such number of copies of the Registration Statement and Prospectuses in conformity with the requirements of the Securities Act
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                    (which may be provided electronically) as the Investor may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares or Warrant Shares by the Investor; provided, however; that the obligation of the Company to deliver copies of Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses;

               (v) bear all expenses in connection with the procedures in paragraph (i) through (iv) of this Section 5 (other than underwriting discounts or commissions, brokers' fees and similar selling expenses, and any other fees or expenses incurred by the Investor, including attorney fees of the Investor) and the registration of the Shares and Warrant Shares pursuant to the Registration Statement; and

               (vi) advise the Investor, promptly (which advice may be provided electronically) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, and it will promptly use its reasonable commercial efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as practicable if such stop order should be issued.

     (b) The Company understands that the Investor disclaims being an underwriter, but if the SEC deems the Investor to be an underwriter the Company shall not be relieved of any obligations it has hereunder; provided, however, that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC. If required by the rules and regulations promulgated by the SEC, the Company may disclose the names of those Investors that may be deemed underwriters in the Registration Statement.

6.   TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSION.

     (a) The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares or the Warrant Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement or as otherwise permitted by law, and in all cases in accordance with the procedures reasonably requested by the Company to ensure compliance with the securities laws, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor.

     (b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such
          Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares and Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) provide the Investor copies (which may be provided electronically) of any documents filed pursuant to Section 6(b)(i) as the Investor may reasonably request, and (iii) inform the Investor that the Company has complied with its obligations in Section 6(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement that has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable commercial efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor when the amendment has become effective).
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     (c)  Subject to paragraph (d) below, in the event (i) of any request by the
          SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares or the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver (which delivery may occur electronically) a certificate in writing to the Investor (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares and Warrant Shares pursuant to the Registration Statement (a "SUSPENSION") until the Investor's receipt of copies (which may be provided electronically) of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable commercial efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within twenty (20) business days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6(c).

     (d) Provided that a Suspension is not then in effect, the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares and otherwise complies with applicable federal and state securities laws in connection with such sale.

     (e) In the event of a sale of Shares or Warrant Shares by the Investor pursuant to the Registration Statement, the Investor shall deliver to the Company's transfer agent such documentation as reasonably required to effect such transfer.

7.   INDEMNIFICATION.

     (a)  For the purpose of this Section 7:

               (i) the term "Selling Stockholder" means the Investor and any affiliate of such Investor;

               (ii) the term "Registration Statement" shall include the
                    Prospectus in the form filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to such Registration Statement or Prospectus; and

               (iii) the term "Untrue Statement" means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon: (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, or (ii) any Untrue Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in this Subscription Agreement), or the failure of such Selling Stockholder to comply with its covenants and agreements contained in this Agreement. The Company shall reimburse each Selling Stockholder for the indemnifiable amounts provided for herein on demand as such expenses are incurred.

     (c) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of
          Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any failure to comply with the covenants and agreements contained in this Agreement, or (ii) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in this Subscription Agreement), and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Investor shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Investor's aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the net amount received by the Investor from the sale of the Shares less the amount of any other claims, damages or liabilities paid by the Investor in connection with such Investor's sale of the Shares.

     (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this
          Section 7 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

     (e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Stockholders under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Company on the one hand or an Investor or other Selling Stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages that such Subscriber has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its Investor sale of Shares and Warrant Shares to which such loss relates and shall not be joint with any other Selling Stockholders.

     (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7 and further agree not to attempt to assert any such defense.

     8. TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 6 upon the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     9. LEGEND; RESTRICTIONS ON TRANSFER. The certificate or certificates for the Shares and the Warrants and any securities issued in respect of or exchange for the Shares or Warrants) shall be subject to a legend or legends restricting transfer under the Securities Act and referring to restrictions on transfer herein, such legend to be substantially as follows (and any additional legend required under the Act and otherwise):

                    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          The Company and the Investor acknowledge and agree that the Investor may, as permitted by law, from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Shares and Warrants and, if required under the terms of such arrangement, Subscriber may, as permitted by law, transfer pledged or secured Shares and Warrants to the pledgees or secured parties. So long as Subscriber is not an affiliate of the Company, such a pledge or transfer in compliance with all applicable federal and state securities laws would not be subject to approval or consent of the Company, provided that, upon the request of the Company, a legal opinion of legal counsel to the pledgee, secured party or pledgor shall be obtained. At the Investor's sole expense, so long as the Shares and Warrants are subject to the legend required by this Section 9, the Company will use its reasonable commercial efforts to execute and deliver such reasonable documentation as a pledgee or secured party of Shares and Warrants may reasonably request in connection with a pledge or transfer of the Shares and Warrants including such amendments or supplements to the Registration Statement and Prospectus as may be reasonably required. The foregoing does not affect Subscriber's obligations pursuant to Section 6.

     10. INDEMNIFICATION OF THE COMPANY AND AFFILIATES. Notwithstanding anything else contained herein to the contrary, the Investor hereby agrees to indemnify the Company, the Placement Agent and their respective employees, agents, Affiliates, officers, directors, general partners, and the employees of each of them and to hold each of them harmless from and against any and all liability, damage, cost or expense (including reasonable attorney's fees and costs of suit) incurred on account of or arising out of:

          (a) any inaccuracy or omission in the Investor's declarations, representations and warranties as set forth herein;

          (b) the disposition of the Investor's Shares and Warrants in a manner contrary to his declarations, representations and warranties as made herein; and

          (c) any action, suit or proceeding based upon: (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company, the Placement Agent or their respective Affiliates, officers, employees or agents; or (ii) the disposition of any of the Shares and Warrants or any part thereof.

     11. MODIFICATION. The provisions of this Subscription Agreement shall not be modified, discharged or terminated, except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     12. NOTICES. Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if: (a) sent by telefax, facsimile or electronic mail if sent during normal business hours, and, if not on the next business day, (b) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein; or (c) delivered personally at such address.

     13. COUNTERPARTS. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts (including facsimile counterparts), and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

     14. BINDING EFFECT. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Investor is more than one person, the obligation of the Investor shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

     15. ENTIRE AGREEMENT. This Subscription Agreement contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein (or therein).

     16. ASSIGNABILITY. This Subscription Agreement is not transferable or assignable by the Investor except as expressly provided herein.

     17. APPLICABLE LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     18. REPRESENTATIONS SHALL SURVIVE CLOSING. All representations and warranties set forth in Paragraphs 2, 3, 4, 19, and 20 and understandings set forth in Paragraphs 7 and 9 or in any other written statement or document delivered by the Investor in connection with the transactions contemplated hereby will be true, correct and complete in all respects on and as of the date of Closing as if made on and as of such date and shall survive the Closing and the delivery by to the Investor of the Shares and Warrants.

                                   ----------

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

19. INVESTOR EXPERIENCE. The Investor acknowledges, represents and warrants to the Company and the Placement Agent that either: (i) the Investor alone has such knowledge and experience in financial and business matters as to be capable of making an informed decision regarding an investment in the Investment Units; or (ii) the Investor is relying on the advice of a Purchaser Representative, not affiliated with the Company, the Placement Agent or their respective Affiliates, who has such knowledge and experience in financial and business matters as to be able to advise the Investor of the merits and risks of the investment with respect to the Investor's individual financial circumstances and who has submitted a signed Purchaser Representative Letter and Questionnaire (in a form satisfactory to the Placement Agent) to the Company.

          THE INVESTOR IS RELYING UPON A PURCHASER REPRESENTATIVE
          (CHECK ONE):  YES         NO
                            -------    -------

        _________________________________________________________________
                   (Name of Purchaser Representative, if any)

        _________________________________________________________________
                                  (Occupation)

        _________________________________________________________________
                          (Relationship to Subscriber)

20. ACCREDITED INVESTOR REPRESENTATION. The Investor understands that the Investment Units may only be offered and sold to Investors who are "Accredited Investors" and that the Investor's representation to the Placement Agent in this regard are material inducements to the Placement Agent's acceptance of this Subscription. IN ACCORDANCE WITH THE FOREGOING, PLEASE INDICATE WHICH ONE OF THE FOLLOWING CATEGORIES YOU BELIEVE APPROPRIATELY DESCRIBES THE INVESTOR'S STATUS AS AN "ACCREDITED INVESTOR" BY INITIALING THE APPROPRIATE AFFIRMATIVE RESPONSE.

         INITIAL IF
       REPRESENTATION
         IS CORRECT                    ACCREDITED INVESTOR CATEGORY
      ----------------                 ----------------------------
(A)                      The Investor is a director or executive officer of the
      ________________   Placement Agent of the Company.

                         The Investor is a corporation, partnership or business
(B)   ________________   trust with total assets in excess of $5,000,000.00.

                         The Investor is an individual whose current net worth,
(C)                      or joint net worth with that of the spouse of the
      ________________   Investor, exceeds $1,000,000.00.

                         The Investor is an individual who had individual income
                         in excess of $200,000.00 in 2003 and 2004 or joint
                         income with the Investor's spouse in excess of
                         $300,000.00 in each of those years and who reasonably
(D)   ________________   expects the same income level in 2005.

                         The Investor is a trust with total assets in excess of
                         $5,000,000.00, not formed for the specific purpose of
                         purchasing Investment Units, whose purchase is directed
(E)   ________________   by a sophisticated person.

                         The Investor is an employee benefit plan that meets the
(F)   ________________   criteria set forth in (vi) above.

                         The Investor is an entity in which all of the equity
(G)   ________________   owners are accredited investors.

21.  REGISTRATION OF SHARE AND SHARE OWNERSHIP (CHECK ONE):

          NOTE: Subscribers should seek the advice of their attorneys in deciding in which of the below forms they should take ownership of the Shares and Warrants, since different forms of ownership can have varying gift tax, estate tax, income tax and other consequences, depending on the state of the Investor's domicile and other particular personal circumstances of the Investor.

 INITIAL FOR
 APPROPRIATE
REGISTRATION
INSTRUCTIONS                   FORM OF REGISTRATION AND OWNERSHIP
------------                   ----------------------------------
____________   Individual ownership (one signature is required)

               Husband and Wife or other Joint Tenants with right of
____________   survivorship (both parties must sign)

               Tenants in Common with no right of survivorship (all parties must
____________   sign)

               Partnership (include name of the Partnership, date the
               Partnership was formed, and copy of the Partnership Agreement or
____________   other authorization)

               Corporation (include name of Corporation and copy of resolution or other authorization with respect to the purchase of Investment
____________   Units)

               Limited Liability Company (including name of the Limited
               Liability Company, date the Limited Liability Company was formed, a copy of the Limited Liability Company Operating Agreement or other authorization with respect to the purchase of Investment
____________   Units

               Trust (include name of Trust, date Trust was formed, and copy of
____________   the Trust Agreement or other authorization)

PLEASE PRINT HERE THE EXACT NAME OR NAMES (REGISTRATION) SUBSCRIBER DESIRES ON ITS ACCOUNT: _________________________________________________________________

                                   ----------

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

22.  AMOUNT OF SUBSCRIPTION:

     Number of Investment Units                        _______

     Subscription price per Investment Unit        X   $50,000

     Total subscription price payable to the Company   $
                                                       =======

IN WITNESS WHEREOF, the undersigned Subscriber has completed and executed this Subscription Agreement to evidence Subscriber's subscription for Investment Units of Common Stock and Warrants of Beijing Med-Pharm Corporation this ______ day of October, 2005.

If the Subscription Agreement is accepted by one or more individual subscribers, use the following signature lines and format:

SUBSCRIBER:                             SUBSCRIBER:

-------------------------------------   ----------------------------------------

NAME:                                   NAME:
      -------------------------------         ----------------------------------
ADDRESS:                                ADDRESS:
         ----------------------------            -------------------------------

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------

SOCIAL SECURITY NO.                     SOCIAL SECURITY NO.
OR TAX ID NO.:                          OR TAX ID NO.:
               ----------------------                  -------------------------

E-MAIL ADDRESS:                         E-MAIL ADDRESS:
                ---------------------                   ------------------------

If the Subscription Agreement is executed by a corporation or other entity please use the following signature lines and format:

ATTEST/WITNESS:                         SUBSCRIBER:

-------------------------------------   ----------------------------------------
                                        [NAME OF ENTITY]


BY:                                     BY:
    ---------------------------------       ------------------------------------
NAME:                                   NAME:
      -------------------------------         ----------------------------------
TITLE:                                  TITLE:
       ------------------------------          ---------------------------------

                                        ADDRESS OR PRINCIPAL PLACE OF BUSINESS:

                                        ----------------------------------------

                                        SOCIAL SECURITY NO.
                                        OR TAX ID NO.:
                                                       -------------------------
                                        E-MAIL ADDRESS:
                                                        ------------------------

THE UNDERSIGNED, AS AN AUTHORIZED OFFICER OF BEIJING MED-PHARM CORPORATION (THE "COMPANY"), HAS ACCEPTED THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE COMPANY AS OF THE ______ DAY OF OCTOBER, 2005.

                                        BEIJING MED-PHARM CORPORATION


                                        BY:
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------

                            (BEIJING MED-PHARM LOGO)

--------------------------------------------------------------------------------

                                 ACKNOWLEDGEMENT

The undersigned (the "INVESTOR") has executed and delivered to the Placement Agent the Investor's Subscription Agreement ("SUBSCRIPTION AGREEMENT") in the form attached to the First Supplement to Confidential Private Placement Memorandum and Subscription Documents dated September 30, 2005. The Investor hereby acknowledges receipt of the Second Supplement to Confidential Private Placement Memorandum dated October 7, 2005 (the "SECOND SUPPLEMENT") and hereby consents and agrees to the extension of the Offering termination date as described in the Second Supplement. The Investor further agrees that the Investor's Subscription Agreement is hereby amended to the extent necessary to reflect the amendment and supplement to the Offering pursuant to the Second Supplement.

   If this Acknowledgement is executed by one or more individual subscribers, use the following signature lines and format:

   INVESTOR:                                 INVESTOR:


   ---------------------------------         ---------------------------------


      NAME:                                     NAME:
             -----------------------                   -----------------------

      ADDRESS:                                  ADDRESS:

      ------------------------------            ------------------------------

      ------------------------------            ------------------------------

      DATE:                                     DATE:
             -----------------------                   -----------------------



   If this Acknowledgement is executed by a corporation or other entity please use the following signature lines and format:

   ATTEST/WITNESS:                           INVESTOR:


   ---------------------------------         ---------------------------------
                                                      [NAME OF ENTITY]
   BY:
             -----------------------

   NAME:                                        BY:
             -----------------------                   -----------------------

   TITLE:                                       NAME:
             -----------------------                   -----------------------

                                                TITLE:
                                                       -----------------------


                                                DATE:
                                                       -----------------------

                            (BEIJING MED-PHARM LOGO)

--------------------------------------------------------------------------------

                       AMENDMENT TO SUBSCRIPTION AGREEMENT

The undersigned (the "INVESTOR") has previously executed and delivered to the Placement Agent the Investor's Subscription Agreement ("SUBSCRIPTION Agreement") in the form attached to Beijing Med-Pharm Corporation's First Supplement to Confidential Private Placement Memorandum and Subscription Documents dated September 30, 2005. The Investor agrees that the Investor's Subscription Agreement is hereby amended by deleting paragraph 5(a)(iii) of the Subscription Agreement in its entirety and replacing it with the following:

     "(iii) use its reasonable commercial efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period (the "REGISTRATION PERIOD") not exceeding, with respect to each Investor's Shares purchased hereunder and the Warrant Shares purchased under the Warrants, the earlier of: (i) the date which is two years after the date on which the Company accepts the Investor's subscription for Investment Units pursuant to this Agreement; or
            (ii) such time as all Shares purchased by such Investor in this Offering and Warrant Shares issuable pursuant to the Warrants have been sold pursuant to a registration statement;"

Except as amended hereby, the terms and provisions of the Subscription Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. This Amendment shall become effective upon acceptance by Beijing Med-Pharm Corporation (the "COMPANY"). On and after the effectiveness of this Amendment, all references to the Subscription Agreement in any agreements, documents and/or instruments executed and/or delivered by the Company or the Investor in connection with the Subscription Agreement shall mean the Subscription Agreement as amended by this Amendment.

This Amendment may be signed in any number of counterpart copies, and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

                              ---------------------

                         SIGNATURES APPEAR ON NEXT PAGE.

IN WITNESS WHEREOF, the undersigned Investor has completed and executed this Amendment to Subscription Agreement this ______ day of October, 2005.

INVESTOR:                                 INVESTOR:

---------------------------------         ---------------------------------

   NAME:                                     NAME:
          -----------------------                   -----------------------

   ADDRESS:                                  ADDRESS:

   ------------------------------            ------------------------------

   ------------------------------            ------------------------------




THE UNDERSIGNED, AS AN AUTHORIZED OFFICER OF BEIJING MED-PHARM CORPORATION (THE "COMPANY"), HAS ACCEPTED THIS AMENDMENT TO SUBSCRIPTION AGREEMENT ON BEHALF OF THE COMPANY AS OF THE ______ DAY OF OCTOBER, 2005.

                           BEIJING MED-PHARM CORPORATION

                           BY:
                                  ------------------------------
                           NAME:
                                  ------------------------------
                           TITLE:
                                  ------------------------------